Exhibit 10.4

ADMINISTRATIVE AGENCY AGREEMENT

THIS ADMINISTRATIVE AGENCY AGREEMENT (the “Agreement”) is made as of February 8, 2010, by and among BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the “Administrator”), UNITED STATES COMMODITY FUNDS LLC, a Delaware limited liability company (the “General Partner”) and UNITED STATES BRENT OIL FUND, LP, a limited partnership organized under the laws of the State of Delaware (the “Fund”).

WITNESSETH:

WHEREAS, the Fund is a limited partnership that is registered as a commodity pool;
WHEREAS, the General Partner has exclusive responsibility for the management and control of the business and affairs of the Fund; and
WHEREAS, the Fund and the General Partner desire to retain the Administrator to render certain services to the Fund and/or the General Partner, as the case may be, and the Administrator is willing to render such services.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.           Appointment of Administrator.  The Fund and the General Partner hereby employ and appoint the Administrator to act as administrative agent on the terms set forth in this Agreement, and the Administrator accepts such appointment.

2.           Delivery of Documents.  The Fund and the General Partner will on a continuing basis provide the Administrator with:
2.1 properly certified or authenticated copies of resolutions of the General Partner’s Board of Directors (including Mr. Nicholas D. Gerber) authorizing the appointment of the Administrator as administrative agent of the Fund and approving this Agreement;
2.2 a copy of the Fund’s most recent registration statement under the Securities Act of 1933, as amended;
2.3 copies of all agreements between the Fund and its service providers, including without limitation, advisory, distribution and administration agreements and/or unitholder agreements;
2.4 a copy of the Fund’s valuation procedures;
2.5 a copy of the Fund’s Limited Partnership Agreement, as may be amended from time to time;

2.6 a copy of the General Partner’s Fourth Amended and Restated Limited Liability Company Agreement, as may be amended from time to time;
2.7 any other documents or resolutions (including, but not limited to directions or resolutions of the General Partner’s Board of Directors, Management Directors, and/or Audit Committee) which relate to or affect the Administrator’s performance of its duties hereunder or which the Administrator may at any time reasonably request; and
2.8 copies of any and all amendments or supplements to the foregoing.

3.           Duties as Administrator.  Subject to the supervision and direction of the General Partner’s Board of Directors, Management Directors and Audit Committee, the Administrator will perform the administrative services described in Appendix A hereto.  Additional services may be provided by the Administrator upon the request of the Fund as mutually agreed from time to time.  In performing its duties and obligations hereunder, the Administrator will act in accordance with the General Partner’s instructions as defined in Section 5 (“Instructions”).  It is agreed and understood that the Administrator shall not be responsible for the Fund’s or the General Partner’s compliance with any applicable documents, laws or regulations, or for losses, costs or expenses arising out of the Fund’s or the General Partner’s failure to comply with said documents, laws or regulations or the Fund’s or the General Partner’s failure or inability to correct any non-compliance therewith.  The Administrator shall in no event be required to take any action, which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

3.1           Records.  The Administrator will maintain and retain such records as required by the Securities Exchange Act of 1934, as amended, the NYSE Arca Equities Rules, 17 C.F.R 4.23 (specifically, the records specified in 17 C.F.R. 4.23(a)(1) through (8), (10) through (12) and (b)(1)), and other applicable federal securities laws and created pursuant to the performance of the Administrator’s obligations under this Agreement.  The Administrator will maintain such other records as requested by the Fund or the General Partner and received by the Administrator.  The Administrator shall not be responsible for the accuracy and completeness of any records not created by the Administrator.  The Administrator acknowledges that the records maintained and preserved by the Administrator pursuant to this Agreement are the property of the Fund and will be, at the Fund’s expense, surrendered promptly upon reasonable request.  In performing its obligations under this Section, the Administrator may utilize micrographic and electronic storage media as well as independent third party storage facilities.

4.           Duties of the Fund and the General Partner.  The Fund and the General Partner shall notify the Administrator promptly of any matter affecting the performance by the Administrator of its services under this Agreement.  Where the Administrator is providing fund accounting services pursuant to this Agreement, the Fund and the General Partner shall promptly notify the Administrator as to the accrual of liabilities of the Fund and of liabilities of the Fund not appearing on the books of account kept by the Administrator, as well as to the existence, status and proper treatment of reserves, if any, authorized by the Fund or the General Partner.  The Fund and the General Partner agree to provide such information to the Administrator as may be requested under the banking and securities laws of the United States or other jurisdictions relating to “Know Your Customer” and money laundering prevention rules and regulations (collectively, the “KYC Requirements”).  For purposes of this subsection, and in connection with all applicable KYC Requirements, the Fund is the “client” or “customer” of the Administrator. The Fund and the General Partner further represent that each will perform all obligations required under applicable KYC Requirements with respect to the Fund’s “customers” (as defined in the KYC Requirements) and that, because these customers do not constitute “customers” or “clients” of the Administrator under such applicable rules and regulations, the Administrator is under no such similar obligations.

5.	Instructions.

5.1           The Administrator shall not be liable for, and shall be indemnified by the Fund against any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Instructions or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed or authorized by the proper party or parties.  A list of persons so authorized by the General Partner (“Authorized Persons”) is attached hereto as Appendix B and upon which the Administrator may rely until its receipt of notification to the contrary by the General Partner.
5.2           Instructions shall include a written request, direction, instruction or certification signed or initialed on behalf of the Fund by one or more Authorized Persons.
5.3           Telephonic or other oral instructions or instructions given by e-mail or telefax transmission may be given by any one of the above Authorized Persons and will also be considered Instructions if the Administrator believes them to have been given by a person authorized to give such Instructions with respect to the transaction involved.
5.4           With respect to telefax transmissions, the Fund and the General Partner hereby acknowledge that (i) receipt of legible instructions cannot be assured, (ii) the Administrator cannot verify that authorized signatures on telefax instructions are original, and (iii) the Administrator shall not be responsible for losses or expenses incurred through actions taken in reliance on such telefax instructions.  The Fund and the General Partner agree that such telefax instructions shall be conclusive evidence of the Fund’s/General Partner’s Instruction to the Administrator to act or to omit to act.

5.5           Instructions given orally will not be confirmed in writing and the lack of such confirmation shall in no way affect any action taken by the Administrator in reliance upon such oral Instructions.  The Fund and the General Partner authorize the Administrator to tape record any and all telephonic or other oral Instructions given to the Administrator by or on behalf of the Fund (including any of the Fund’s or the General Partner’s officers, directors, trustees, employees or agents or any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Instructions on behalf of the Fund to the Administrator.)

6.           Expenses and Compensation.  For the services to be rendered and the facilities to be furnished by the Administrator as provided for in this Agreement, the Fund shall pay the Administrator rendered pursuant to this Agreement a fee based on such fee schedule as may from time to time be agreed upon in writing among the General Partner, Fund and the Administrator.  Additional services performed by the Administrator as requested by the Fund shall be subject to additional fees as mutually agreed from time to time.  In addition to any such fees, the Administrator shall bill the Fund separately for any out-of-pocket disbursements of the Administrator based on an out-of-pocket disbursement schedule as may from time to time be agreed upon in writing among the General Partner, the Fund and the Administrator.  The foregoing fees and disbursements shall be billed to the Fund by the Administrator and shall be paid promptly by wire transfer or other appropriate means to the Administrator.

7.           Standard of Care.  The Administrator shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Administrator shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

8.           General Limitations on Liability.  The Administrator shall incur no liability with respect to any telecommunications, equipment or power failures, or any failures to perform or delays in performance by postal or courier services or third-party information providers (including, without limitation those listed on Appendix C).

8.1
The Administrator shall also incur no liability under this Agreement if the Administrator or any agent or entity utilized by the Administrator shall be prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of causes or events beyond its control, including but not limited to:

8.1.1
any Sovereign Event.  A “Sovereign Event” shall mean any nationalization; expropriation; devaluation; revaluation; confiscation; seizure; cancellation; destruction; strike; act of war, terrorism, insurrection or revolution; or any other act or event beyond the Administrator’s control;

8.1.2
any provision of any present or future law, regulation or order of the United States or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency; and

8.1.3	any provision of any order or judgment of any court of competent jurisdiction.

8.2 The Administrator shall not be held accountable or liable for any losses, damages or expenses the General Partner, the Fund, the Fund’s commodity broker, the Fund’s commodity trading advisor (if any), any unitholder or former unitholder of the Fund or any other person may suffer or incur arising from acts, omissions, errors or delays of the Administrator in the performance of its obligations and duties as provided in Section 3 hereof, including without limitation any error of judgment or mistake of law, except a loss, damage or expense directly resulting from the Administrator’s willful malfeasance, bad faith or negligence in the performance of such Administrator’s obligations and duties.

9.
Specific Limitations on Liability. In addition to, and without limiting the application of the general limitations on liability contained in Section 8, above, the following specific limitations on the Administrator’s liability shall apply to the particular administrative services set forth on Appendix A hereto.

9.1           Liability for Fund Accounting Services.   Without limiting the provisions in Section 8 hereof, the Administrator’s liability for acts, omissions, errors or delays relating to its fund accounting obligations and duties shall be limited to the amount of any expenses associated with a required recalculation of net asset value per unit (“NAV”) or any direct damages suffered by unitholders in connection with such recalculation.  The Administrator’s liability or accountability for such acts, omissions, errors or delays shall be further subject to clauses 9.1.1 through 9.1.4 below.

9.1.1
The parties hereto acknowledge that the Administrator’s causing an error or delay in the determination of NAV may, but does not in and of itself, constitute negligence or reckless or willful misconduct.  The parties further acknowledge that in accordance with industry practice the liability of the Administrator for fund accounting services shall accrue and the recalculation of NAV shall be performed in accordance with this Section 9.1 only with regard to errors in the calculation of the NAV that are (i) greater than or equal to $.01 per unit of the Fund and (ii) greater than or equal to ½% of the total net assets of the Fund. 9.1.2In no event shall the Administrator be liable or responsible to the General Partner, the Fund, the Fund’s commodity broker, the Fund’s commodity trading advisor (if any), any present or former unitholder of the Fund, or any other person for any error or delay that continued or was undetected after the date of an audit performed by the certified public accountants employed by or on behalf of the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such accountants should have become aware of such error or delay in the course of performing such audit.

9.1.3
The Administrator shall not be held accountable or liable to the General Partner, the Fund, the Fund’s commodity broker, the Fund’s commodity trading advisor (if any), any unitholder or former unitholder of the Fund or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (i) the Administrator’s usage of a third party service provider for the purpose of storing records delivered to the Administrator by or on behalf of the Fund and which the Administrator did not create in the performance of its obligations hereunder; (ii) the Administrator’s failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Fund; or (iii) any errors in the computation of NAV based upon or arising out of quotations or information as to corporate actions if received by the Administrator either (a) from a source which the Administrator was authorized to rely upon (including those sources listed on Appendix C), or (b) from a source which in the Administrator’s reasonable judgment was as reliable a source for such quotations or information as such authorized sources; or (iv) any errors in the computation of NAV as a result of relevant information known to the General Partner, the Fund, a futures commission merchant, securities brokers or dealers, or any of the Fund’s other service providers including futures commission merchants in contract with the Fund, which would impact the calculation of NAV, but was not communicated to the Administrator.  To the extent that Fund assets are not in the custody of the Administrator, the Administrator may conclusively rely on any reporting in connection with such assets provided to the Administrator by a third party on behalf of the Fund, including, without limitation any futures commission merchant.

9.1.4
 In the event of any error or delay in the determination of such NAV for which the Administrator may be liable, the General Partner, the Fund and the Administrator will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former unitholders, in order that the Administrator’s exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives.  It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Administrator, the General Partner, the Fund and the Administrator will consider such relevant factors as the amount of the loss involved, the Fund’s/General Partner’s desire to avoid loss of unitholder goodwill, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which unitholders or former unitholders might have obtained by reason of the error, and the possibility that other parties providing services to the Fund might be induced to absorb a portion of the loss incurred.

10.	Indemnification.
10.1             The General Partner and the Fund hereby agree to indemnify and hold harmless the Administrator, its partners, stockholders, members, directors, officers and employees and any subsidiary or affiliate of the foregoing (“Affiliate”), and the successors and assigns of all of the foregoing persons, against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any claim, demand, action or suit, in connection with or arising out of performance of its obligations and duties under this Agreement, not resulting from the willful malfeasance, bad faith or negligence of the Administrator in the performance of such obligations and duties.  The provisions of this Section 10 shall survive the termination of this Agreement.

10.1.1                      If any action, suit or proceeding (each, a “Proceeding”) is brought against the Administrator or any such person in respect of which indemnity may be sought against the General Partner pursuant to the foregoing subsection, the Administrator or such person shall promptly notify the General Partner in writing of the institution of such Proceeding and the General Partner shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the General Partner shall not release the General Partner from any liability which it may have to the Administrator or any such person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Administrator or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Administrator or of such person unless the employment of such counsel shall have been authorized in writing by the General Partner in connection with the defense of such Proceeding or the General Partner shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the General Partner (in which case the General Partner shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the General Partner and paid as incurred (it being understood, however, that the General Partner shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

10.1.2                      The General Partner shall not be liable for any settlement of any Proceeding effected without the General Partner’s written consent but if settled with the General Partner’s written consent, the General Partner agrees to indemnify and hold harmless the Administrator and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this subsection, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days (defined as any day other than a day on which the New York Stock Exchange, NYSE Arca, Inc. (“NYSE Arca”), or the ICE Futures Exchange is closed for regular trading (each a “Business Day”)), after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

10.2             Subject to Sections 7, 8 and 9 of this Agreement, the Administrator agrees to indemnify and hold harmless the General Partner and the Fund, its partners, stockholders, members, directors, officers and employees and any Affiliate of the foregoing, and the successors and assigns of all of the foregoing persons, against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any claim, demand, action or suit, in connection with or arising out of performance of its obligations and duties under this Agreement, resulting from the willful malfeasance, bad faith or negligence of the Administrator in the performance of such obligations and duties.  The provisions of this Section 10 shall survive the termination of this Agreement.
10.2.1                      If any Proceeding is brought against the General Partner or any such person in respect of which indemnity may be sought against the Administrator pursuant to the foregoing subsection, the General Partner or such person shall promptly notify the Administrator in writing of the institution of such Proceeding and the Administrator shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Administrator shall not relieve the Administrator from any liability which it may have to the General Partner or any such person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The General Partner or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the General Partner or of such person unless the employment of such counsel shall have been authorized in writing by the Administrator in connection with the defense of such Proceeding or the Administrator shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Administrator (in which case the General Partner shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Administrator and paid as incurred (it being understood, however, that the Administrator shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).
10.2.2                      The Administrator shall not be liable for any settlement of any Proceeding effected without the Administrator’s written consent but if settled with the Administrator’s written consent, the Administrator agrees to indemnify and hold harmless the General Partner and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this subsection, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

11.           Reliance by the Administrator on Opinions of Counsel and Opinions of Certified Public Accountants.
The Administrator may consult with its counsel or the Fund/General Partner’s counsel in any case where so doing appears to the Administrator to be necessary or desirable.  The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of its counsel or of the Fund’s/General Partner’s counsel.
The Administrator may consult with a certified public accountant or the Fund’s Treasurer (or persons performing such function) in any case where so doing appears to the Administrator to be necessary or desirable.  The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of such certified public accountant or of the Fund’s Treasurer or persons performing such function.

12.           Termination of Agreement. This Agreement may be terminated by any of the parties in accordance with the provisions of this Section 12.

12.1             This Agreement shall have an initial term of two (2) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless any party terminates this Agreement by providing written notice no later than seventy-five (75) days prior to the expiration of the applicable term to the other parties at their address set forth herein.  Upon the completion of the initial term, either the Administrator, on the one hand, or the General Partner, on the other hand, may elect to terminate this Agreement at any time by delivering ninety (90) days notice thereof to the other party.  Notwithstanding the foregoing provisions, any party may terminate this Agreement at any time (a) for cause, which is a material breach of the Agreement not cured within sixty (60) days of written notice of such breach, in which case termination shall be effective upon receipt of written notice by the non-terminating parties, or (b) upon thirty (30) days’ written notice to the other parties in the event that a party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect. In the event a termination notice is given by a party hereto, all expenses associated with the movement of records and materials and the conversion thereof shall be paid by the Fund for which services shall cease to be performed hereunder.  The Administrator shall be responsible for completing all actions in progress when such termination notice is given unless otherwise agreed.

12.2.             Upon termination of this Agreement in accordance with this Section 12, the Fund may request the Administrator to promptly deliver to the Fund or to any designated third party all records created and maintained by the Administrator pursuant to Section 3.1 of this Agreement, as well as any Fund records maintained but not created by the Administrator.  If such request is provided in writing by the Fund to the Administrator within seventy-five (75) days of the date of termination of the Agreement, the Administrator shall provide to the Fund a certification that all records created by the Administrator pursuant to its obligations under Section 3.1 of this Agreement are accurate and complete.  After seventy-five (75) days of the date of termination of this Agreement, no such certification will be provided to the Fund by the Administrator and the Administrator is under no further obligation to ensure that records created by the Administrator pursuant to Section 3.1 of this Agreement are maintained in a form that is accurate or complete.

13.           Confidentiality and Privacy.

13.1           The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations.  All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by applicable law.

13.2           In the course of carrying out its obligations under this Agreement, Administrator shall maintain physical, procedural and electronic safeguards to protect information regarding the Fund and its investors that Administrator has obtained or to which the Administrator has gained access.

14.           Tape-recording.   The parties consent to recording of any and all telephonic or other oral instructions.  This authorization will remain in effect until and unless revoked by the Fund, the General Partner or the Administrator in writing.  Each party further agrees to solicit valid written or other consent from any of its employees, officers, directors or agents with respect to telephone communications to the extent such consent is required by applicable law.

15.           Procedures. Procedures applicable to the Administrator’s services to be performed hereunder may be established from time to time by agreement among the Fund, the General Partner and the Administrator.  The Administrator shall have the right to utilize any unitholder accounting and recordkeeping systems that, in its opinion, enables it to perform any services to be performed hereunder.

16.           Entire Agreement; Amendment.  This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the parties with respect to the subject matter hereof.  No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

17.           Severability.  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

18.           Headings.  The section headings in this Agreement are for the convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions thereof.

19.           Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of New York without giving effect to conflicts of law provisions thereof and each of the parties hereto irrevocably consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York or if that court lacks or declines to exercise subject matter jurisdiction, the Supreme Court of the State of New York, New York County.  The General Partner and the Fund irrevocably waive any objection each may now or hereafter have to the laying of venue of any action or proceeding in any of the aforesaid courts and any claim that any such action or proceeding has been brought in an inconvenient forum.  Furthermore, each party hereto irrevocably waives any right that it may have to trial by jury in any action, proceeding or counterclaim arising out of or related to this Agreement or the services contemplated hereby.

20.           Notices.  Notices and other writings delivered or mailed postage prepaid to the General Partner and Fund shall be addressed to the Fund/General Partner at United States Commodity Funds LLC,United States Commodity Funds LLC, 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502, Attention: Nicholas D. Gerber, or such other address as the General Partner or the Fund may have designated to the Administrator in writing, or to the Administrator at 40 Water Street, Boston, MA  02109, Attention: Manager, Fund Administration Department, or to such other address as the Administrator may have designated to the General Partner and the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

21.           Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the General Partner, the Fund and the Administrator and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other parties.  Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement.  Accordingly, no client of the General Partner, unitholder of the Fund or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

22.           Counterparts.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.  A photocopy or telefax of this Agreement shall be acceptable evidence of the existence of this Agreement and the Administrator shall be protected in relying on the photocopy or telefax until the Administrator has received the original of this Agreement.

23.           Exclusivity.  The services furnished by the Administrator hereunder are not to be deemed exclusive, and the Administrator shall be free to furnish similar services to others.

24.           Authorization.  The General Partner hereby represents and warrants that the Management Directors of its Board of Directors including Mr. Nicholas D. Gerber have authorized the execution and delivery of this Agreement and that Authorized Persons of the General Partner and the Fund have signed this Agreement, Appendices A, B and C and the fee schedule hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.
The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.

By: /s/ Hugh Bolton
Name: Hugh Bolton
Title: SLR
Date: 2/8/10

UNITED STATES BRENT OIL FUND, LP
     By:  United States Commodity Funds LLC, as General Partner

By: /s/ Nicholas D. Gerber
      Name: Nicholas D. Gerber
                   Title: President and Management Director
                   Date: 2/22/10

UNITED STATES COMMODITY FUNDS LLC

   By:  United States Commodity Funds LLC, as General Partner

By: /s/ Nicholas D. Gerber
      Name: Nicholas D. Gerber
                   Title: President and Management Director
                   Date: 2/22/10

APPENDIX A
TO ADMINISTRATIVE AGENCY AGREEMENT

ADMINISTRATIVE SERVICES OF THE ADMINISTRATIVE AGENT

APPENDIX B TO THE
ADMINISTRATIVE AGENCY AGREEMENT

List of Authorized Persons

UNITED STATES BRENT OIL FUND, LP
     By:  United States Commodity Funds LLC, as General Partner

By: /s/ Nicholas D. Gerber
      Name: Nicholas D. Gerber
                   Title: President and Management Director
                   Date: 2/22/10

UNITED STATES COMMODITY FUNDS LLC

   By:  United States Commodity Funds LLC, as General Partner

By: /s/ Nicholas D. Gerber
      Name: Nicholas D. Gerber
                   Title: President and Management Director
                   Date: 2/22/10

APPENDIX C TO THE
ADMINISTRATIVE AGENCY AGREEMENT

AUTHORIZED SOURCES

The General Partner a The General Partner and the Fund hereby acknowledge that the Administrator is authorized to use the following authorized sources for financial reporting, pricing (including corporate actions, dividends and rights offering), and foreign exchange quotations, to assist it in fulfilling its obligations under the aforementioned Agreement.

BLOOMBERG
RUSSELL/MELLON
FUND MANAGERS / CLIENT DIRECTED
INTERACTIVE DATA CORPORATION
REPUTABLE BROKERS
THOMSON REUTERS
SUBCUSTODIAN BANKS
SIX TELEKURS
REPUTABLE FINANCIAL PUBLICATIONS
STOCK EXCHANGES
STAT PRO
MORGAN STANLEY CAPITAL INTERNATIONAL
WALL STREET OFFICE
PRICING DIRECT
MARKIT
SUPER DERIVATIVES
S&P
DOW JONES
JP MORGAN – contract pending
SQX (SECURITIES QUOTE EXCHANGE) – contract pending
BARCLAYS – contract pending
MONIS-JEFFRIES
FITCH SOLUTIONS
MOODYS
FORD EQUITY RESEARCH
FTSE GROUP
INVESTMENT TECHNOLOGY GROUP (ITG)

UNITED STATES BRENT OIL FUND, LP
     By:  United States Commodity Funds LLC, as General Partner

By: /s/ Nicholas D. Gerber
   Name: Nicholas D. Gerber
                   Title: President and Management Director
                   Date: 2/22/10

UNITED STATES COMMODITY FUNDS LLC

   By:  United States Commodity Funds LLC, as General Partner

By: /s/ Nicholas D. Gerber
   Name: Nicholas D. Gerber
                   Title: President and Management Director
                   Date: 2/22/10

APPENDIX D

BBH Pricing Policies
Futures, Forwards, Swaps, Options and Treasuries

The pricing policies stated below are used for all BBH clients, including Mutual Fund Registered Investment Companies.  These policies have been audited by numerous accounting firms during annual fund audits.

Futures
Futures traded on exchanges are valued using the closing settlement prices quoted on the relevant exchange and obtained from pricing sources, typically Bloomberg or Reuters.

Forward Currency Contracts
BBH obtains the WM Reuters London Close closing spot rates and the WM Reuters London Close forward point rates on a daily basis.  The currency forward contract pricing model derives the differential in point rates to the expiration date of the forward and calculates its present value.  The forward is valued at the net of the present value and the spot rate.

Swaps
Swaps and other similar derivative or contractual type instruments are valued at a price provided by a single broker or dealer, typically the counterparty. If no such price is available, the contract is valued at a price at which the counterparty to such contract would repurchase the instrument or terminate the contract.

Options
Option contracts on securities, currencies, indices, futures contracts, commodities and other instruments shall be valued at the last sale price on the exchange or market that is the Primary Market.  If a contract did not trade on the Primary Market, it shall be valued at the last sale price on another exchange or market where it did trade.   If there is no such sale price, the value shall be the most recent bid quotation.

Sale prices and bid quotations indicated above shall be supplied by a Pricing Service (Reuters, Bloomberg, IDC, etc.). If a Pricing Service is not able to provide such sale prices or bid quotations, the value shall be determined by taking the mean between the bid and the asked quotations provided by a single broker or dealer, unless the broker or dealer can only provide a bid quotation, in which case the value shall be such bid quotation.

Except as provided below, OTC currency options are valued by uploading the applicable implied volatility rates from Reuters or Bloomberg.  Other inputs are either uploaded (interest rates, spots) or are specified when the ticker symbols are set up (expiration date, strike).  OTC currency options are then priced by using the Garman-Kohlhagen modified Black-Scholes formula, which adjusts for a constant yield versus a fixed dividend.

Except as provided below, OTC equity/index options are priced according to the contract specifications (days to expiration, current spot index level, interest rates, dividends, strike price) using the Black-Scholes pricing model, modified for dividends.  The volatility input assumption is interpolated from the previous day’s price.

US Treasuries
BBH uses an evaluated bid supplied by IDC for treasury prices.